Exhibit 99
                                              Pittway Corporation
                                                 January 25, 1996
                                                         Form 8-K


FROM:                                     FOR:

EDELMAN WORLDWIDE                         PITTWAY CORPORATION
200 E. Randolph Drive                     200 S. Wacker Drive
63rd Floor                                Suite 700
Chicago, IL  60601                        Chicago, IL  60606-5802
312-240-3000	                           312-831-1070

For further information, contact:
Gary Strong at Edelman Worldwide

                      FOR IMMEDIATE RELEASE

                 PITTWAY SPLITS STOCK 3-FOR-2 AND
                   DECLARES QUARTERLY DIVIDENDS

CHICAGO, IL, January 23, 1996 -- Pittway Corporation (AMEX) declared a 3-for-2 stock split in the form of a 50% stock dividend on its Common and Class A Common stock, payable March 1, 1996 to stockholders of record February 14. Pittway also declared a quarterly dividend, adjusted for the 3-for-2 split, of 8.33 cents per Class A share and
6.67 cents per Common share, equivalent to its prior quarterly dividend. Under Pittway's charter, any quarterly dividend on Class A shares, adjusted for the split, is required to be 1 2/3 cents per share higher than the dividend on Common shares. The cash dividends are payable April 2, 1996 to stockholders of record March 15.

       Pittway is a manufacturer and distributor of professional burglar and fire alarm equipment; a publisher of trade magazines and directories; and a participant in joint venture real estate developments.
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